SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): January 28, 2008
Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

440 Route 22, Bridgewater, New Jersey 08807 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (866) 322-2525

(Former name or former address, if changed since
last report)

Item 1.01 Entry Into a Material Definitive Agreement

On January 28, 2008 the Compensation Committee of Alpharma, Inc. approved amendments to the performance based restricted stock unit award agreements with the named executive officers entered into in 2007 to set a fixed amount of 1.048 shares to be awarded for each restricted stock unit upon vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Thomas J. Spellman III
Thomas J. Spellman III Executive Vice President & Chief Legal Officer

Date: January 31, 2008